                                                                   EXHIBIT 10.1











                                     LEASE



                                    between



                             WOHL VENTURE ONE, LLC,
                      a Delaware limited liability company

                                      and

                       VANS, INC., a Delaware corporation

                               TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.       Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

2.       Premises, Parking and Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         2.1     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.2     Vehicle Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.3     Common Areas -- Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.4     Common Areas -- Lessee's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         2.5     Common Areas -- Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.6     Common Areas -- Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

3.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

         3.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3.2     Delay in Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         3.3     Early Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         3.4     Early Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

4.       Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

         4.1     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.2     Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.3     Rent Escalations - Initial Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

5.       Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

6.       Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

         6.1     Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.2     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.3     Conditions of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

7.       Maintenance, Repairs, Alterations and Common Area Services . . . . . . . . . . . . . . . . . . . .   14

         7.1     Lessor's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         7.2     Lessee's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.3     Alterations and Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7.4     Utility Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         7.5     Condition of Premises Upon Termination; Additional Use Provisions  . . . . . . . . . . . .   21

8.       Insurance; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

9.       Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

         9.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         9.2     Premises Partial Damage; Premises Building Partial Damage  . . . . . . . . . . . . . . . .   27

         9.3     Premises Total Destruction; Industrial Center Buildings Total Destruction  . . . . . . . . . . . .   28
         9.4     Damage Near End of Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         9.5     Abatement of Rent; Lessee's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         9.6     Termination -- Advance Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         9.7     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10.      Real Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

         10.1    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10.2    Additional Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10.3    Definition of "Real Property Tax"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         10.4    Joint Assessment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         10.5    Personal Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

11.      Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

12.      Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

         12.1    Lessor's Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         12.2    Lessee Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         12.3    Lessees Other Than Individuals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         12.4    Terms and Conditions of Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         12.5    Terms and Conditions Applicable to Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         12.6    Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

13.      Default Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

         13.1    Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         13.2    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         13.3    Default by Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.4    Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         13.5    Notice Before Late Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

14.      Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

15.      Broker's Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

16.      Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

17.      Lessor's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

18.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

19.      Interest on Past-due Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

20.      Time of Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

21.      Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

22.      Incorporation of Prior Agreements; Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

23.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

24.      Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

25.      Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

26.      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

27.      Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

28.      Covenants and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

29.      Binding Effect; Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

30.      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

31.      Attorneys Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

32.      Lessor's Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

33.      Auctions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

34.      Signs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

35.      Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

36.      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

37.      Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

38.      Quiet Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

39.      Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

         39.1    Definition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         39.2    Options Personal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         39.3    Multiple Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         39.4    Effect of Default on Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         39.5    First Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         39.6    Second Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         39.7    Fair Market Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         39.8    Rent Escalations - Option Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

40.      Security Measures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

41.      Easements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

42.      Performance Under Protest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

43.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

44.      Cashiers Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

45.      Amendments to Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

46.      Storage Tanks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

47.      Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

         47.1    Lessee's Covenants Regarding Hazardous Materials . . . . . . . . . . . . . . . . . .   60
         47.2    Indemnification of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

48.      Lessor's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

49.      Easements and Restrictions of Record . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

50.      Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

51.      Rent Abatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                     LEASE



         1. Parties. This Lease, dated, for reference purposes only, September 12, 1996, is made by and between WOHL VENTURE ONE, LLC, a Delaware limited liability company (herein called "Lessor"), and VANS, INC., a Delaware corporation (herein called "Lessee").

         2.      Premises, Parking and Common Areas.

                 2.1 Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as 15700 "A" Shoemaker Avenue, Santa Fe Springs and described as a building containing 180,000 square feet (consisting of approximately 165,000 square feet on the ground floor and an additional 15,000 square feet on the mezzanine level) located on the property shown on Exhibit "A" hereto, said 180,000 square feet herein referred to as the "Premises," including rights to the Common Areas as hereinafter specified. Notwithstanding the foregoing, upon completion of the improvements as provided in the Construction Agreement (the "Construction Agreement") attached hereto as Exhibit "C", the Premises will be remeasured and the rent will be recalculated based on the actual square footage of the Premises, as determined pursuant to the Construction Agreement. The Premises are all of a building, herein referred to as the "Building." The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center."

                 2.2 Vehicle Parking. Lessee shall be entitled to exclusive parking on those portions of the Common Areas shown as Lessee's parking on Exhibit B.

                 2.3 Common Areas -- Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

                 2.4 Common Areas -- Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

                 2.5 Common Areas -- Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto; provided that Lessor shall not be permitted to enforce any such rules or regulations in a discriminatory manner. The rules and regulations that shall initially apply for such purposes are attached hereto as Exhibit "D." Lessee agrees to use reasonable efforts to cause its employees, suppliers, shippers, customers, and invitees to abide and conform to such rules. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center. Lessee shall have the right to approve any rules and regulations established by Lessor in addition to those set forth on Exhibit "D;" provided that Lessee agrees not to unreasonably withhold its approval of any such new rule or regulation and in any event will approve any new rule or regulation that does not have an impact on the operation of Lessee's business in the Premises. Lessee's failure to disapprove of a new rule or regulation within 30 days after its delivery to Lessee shall be deemed Lessee's approval of that new rule or regulation.

                 2.6 Common Areas -- Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

                          (a)     To make changes to the Common Areas,
         including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

                          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                          (c)     To add additional improvements to the Common
         Areas;

                          (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof;

                          (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

                          2.6.1  Lessor shall at all times provide the parking
facilities required by applicable law and in no event shall the number of parking spaces or the location of such spaces that Lessee is entitled to under Paragraph 2.2 be reduced or changed.

                          2.6.2  In Lessor's exercise of its rights under
Paragraphs 2.6(a) and (e), Lessor shall permit Lessee reasonable access to the Premises at all times and not unreasonably interfere with Lessee's business operations and, except in circumstances where the action is required in order to avoid imminent damage to property or injury or death to persons (in which event Lessor shall give such notice as is reasonable given the circumstances), Lessor shall provide Lessee with 30 days' advance notice of the exercise by Lessor of such rights. As to any such exercise by Lessor that is not required by applicable law or necessary to avoid such damage, injury or death, Lessee shall have the right to approve such action; provided that Lessee agrees not to unreasonably withhold its approval and in any event will approve such action that does not have an impact on the operation of Lessee's business in the Premises. Lessee's failure to disapprove of such an action within 30 days after Lessor's notice to Lessee shall be deemed Lessee's approval of that action.

         3.      Term.

                 3.1 Term. The term of this Lease shall be for ten (10) years commencing on June 1, 1997 and ending on May 31, 2007 unless sooner terminated pursuant to any provision hereof subject to the provisions of the Construction Agreement.

                 3.2  Delay in Possession.    Notwithstanding said commencement
date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date with the Initial Improvements Substantially Complete (as such terms are defined in the Construction Agreement), Lessor shall not be subject to any liability therefor, except as expressly provided in Section 12 of the Construction Agreement, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder, but in such case the commencement of the term shall be subject to delay as provided in the Construction Agreement.

                 3.3 Early Possession. If Lessee occupies the Premises prior to said commencement date for purposes of conducting its business (which as to the warehouse area shall mean shipping of inventory and as to office area shall mean conducting business other than incidental use of phones and furniture), such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

                 3.4 Early Occupancy. Commencing on the Office Area Early Commencement Date, as defined in the Construction Agreement, Lessee shall occupy that portion of the Premises consisting of approximately 30,000 square feet of office space (the "Office Area"); provided, however, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such space at the monthly rate of $11,100 plus an appropriate pro rata share of the Operating Expenses based on square footage of the Premises actually occupied by Lessee. Neither early occupancy nor early possession by Lessee or its agents, contractors or invitees shall interfere with or otherwise delay any work to be performed by Lessor or its contractors under this Lease or Exhibit "C."

         4.      Rent.

                 4.1 Base Rent. Subject to Section 3.2 and 3.4 of this Lease, Lessee shall pay to Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the first day of each month of the term hereof, monthly payments in advance of $66,600. The Base Rent is subject to adjustment as provided herein. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

                 4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                          (a) "Lessee's Share" is defined, for purposes of this Lease, as 34.24% percent with respect to Operating Expenses applicable to the Industrial Center; provided that to the extent any Operating Expenses are applicable only to the Building in which the Premises are located, "Lessee's Share" shall be defined as 100%.

                          (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any, for:

                                   (i)   The operation, repair and maintenance,
                 in neat, clean, good order and condition, of the following:

                                         (aa)  The Common Areas, including
                           parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways (i.e., planted areas adjacent to streets and sidewalks), driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area, lighting facilities and fences and gates.

                                         (bb)  Trash disposal services;

                                         (cc)  Tenant directories;

                                         (dd)  Fire detection systems including
                           sprinkler system maintenance and repair.

                                         (ee)  Security services;

                                         (ff)  Any other service to be provided
                           by Lessor that is elsewhere in this Lease stated to be an "Operating Expense."

                    (ii) Any deductible portion of an insured loss concerning any of the items or matters described in this Paragraph 4.2;

                   (iii) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under Paragraph 8 hereof;

                    (iv) The amount of the real property tax to be paid by Lessor under Paragraph 10.1 hereof;

                    (v) The cost of water, gas and electricity to service the Common Areas;

                    (vi) the cost of Lessor's performing the maintenance obligations described in Paragraph 7.1, including replacements; and

                   (vii) the cost of a Commercial General Liability policy of insurance, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center, in amounts determined by Lessor consistent with the practices of institutional owners of comparable properties, if Lessor determines to obtain such insurance.

                          The term "Operating Expenses" as used herein, shall
not include any of the following:

                 (A)      Any ground lease rental;

                 (B) Costs of the initial construction of Building (including without limitation any depreciation or other amortization of such costs);

                 (C) Rentals for items which, if purchased rather than rented, would have constituted costs of the initial construction of the Building which are excluded in item (B), above (other than equipment not affixed to the Building that is used for janitorial or similar services);

                 (D) Costs incurred for the repair of damage to the Building or the Industrial Center, to the extent that Lessor is reimbursed by insurance proceeds or would have been reimbursed by insurance proceeds had the insurance which Lessor is obligated to maintain pursuant to this Lease been so maintained;

                 (E) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Industrial Center or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Industrial Center;

                 (F) Interest, amortization, fees and charges relating to indebtedness (provided that nothing in this exclusion shall limit Lessee's obligation to pay real property tax as provided in Paragraph 10 of this Lease);

                 (G) Marketing costs, including, without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Industrial Center;

                 (H) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in the Industrial Center to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                 (I) Lessor's general corporate overhead and general and administrative expenses;

                 (J) Advertising and promotional expenditure, and costs of signs (other than reasonable maintenance and coordination of directories) in or on the Industrial Center identifying the owner of the Industrial Center or other tenants' signs;

                 (K) Costs arising from Lessor's charitable or political contributions;

                 (L) Costs for sculpture, paintings or other objects of art;

                 (M) Costs (including in conjunction therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Lessor and/or the Industrial Center, to the extent not typically included in Operating Expenses by landlords of comparable buildings;

                 (N) Management fees to the extent in excess of such costs as is commercially reasonable for such items for comparable buildings;

                 (O) Expenses, charges or taxes in connection with services or other benefits which do not benefit Lessee or which are not offered to Lessee;

                 (P)      Depreciation;

                 (Q) Costs of maintaining or repairing any building in the Industrial Center other than the Building in which the Premises are located.

                          (c) The inclusion of the improvements, facilities and services set forth in Paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                          (d) The percentages set forth in Paragraph 4.2(a) have been determined by dividing the approximate square footage of the Premises by the total approximate square footage of rentable space contained in the Building or the Industrial Center, as applicable. It is understood and agreed that the percentage figures set forth in 4.2(a) are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building or the Industrial Center.

                          (e)     Anything to the contrary herein
         notwithstanding, Lessor, at Lessor's cost, shall be responsible for the maintenance, repair and replacement of the structural elements of the foundations, exterior walls and roof of the Building (collectively, the "Lessor Structural Elements"). Accordingly, any costs associated with the foregoing shall be excluded from Lessee's Share of Operating Expenses.

                          (f) Lessee's Share of Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within ninety (90) days after the expiration of each calendar year, or as soon thereafter as practicable, but in all events within one hundred eighty (180) days after the end of such calendar year, a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(f) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses and Base Rent next falling due. If Lessee's payments under this paragraph during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement.

                          (g) Lessor and Lessee shall promptly adjust between them by appropriate cash payment any balance determined to exist with respect to Lessee's Share of Operating Expenses after the end of the calendar year in which this Lease terminates, prorating for any partial year involved.

                          (h) In the event of any dispute as to the amount of Operating Expenses as set forth in Lessor's statement of Operating Expenses delivered to Lessee, Lessee shall have the right, after reasonable notice and at reasonable times within one year after the final statement for such Operating Expenses is delivered to Lessee, to inspect and photocopy (at Lessee's expense) Lessor's accounting records with respect to Lessee's Share of Operating Expenses. If, after such inspection and photocopying, Lessee still disputes the amount of Operating Expenses as set forth in Lessor's statement, Lessee shall be entitled to retain an independent certified public accountant reasonably approved by Lessor to audit Lessor's records to determine the proper amount of such Operating Expenses and the proper amount payable by Lessee pursuant to this Lease. Lessee agrees to pay the cost of such audit, provided that Lessor shall pay such cost if the audit reveals that Lessor's determination of Operating Expenses as set forth in Lessor's statement overstated Operating Expenses by 5% or more. Lessor shall be required to maintain records of all Operating Expenses for one year after the final statement for such Operating Expenses. If such audit reveals an overstatement or understatement of Operating Expenses, the amount of the differential shall be promptly reimbursed to Lessee by Lessor or paid by Lessee to Lessor, as the case may be.

4.3      Rent Escalations - Initial Term.

                 (a) On the first day of each of the 31st month, the 61st month and the 91st month of the term of this Lease, the monthly Base Rent payable under Paragraph 4.1 of this Lease shall be adjusted by the increase, if any, from the Commencement Date, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim- Riverside, California (1982-84=100), "All Items", herein referred to as "C.P.I.".

                 (b) The monthly Base Rent payable in accordance with Paragraph (a) above shall be calculated as follows: the Base Rent scheduled to be paid during the month prior to the month in which the adjustment is to occur, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the second calendar month prior to the month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month prior to the month in which the Commencement Date occurs or the last rent adjustment occurred, as applicable. The sum so calculated shall constitute the new monthly Base Rent hereunder, subject to Subparagraph
(e), below.

                 (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee, within thirty (30) days after such notice. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in this Lease or this Paragraph 4.3.

                 (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to JAMS/Endispute in accordance with the then rules of said association and the decision of the Arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

                          (e) The adjustment(s) required by this Rent Escalation Paragraph shall be subject to the following additional agreements:

                    (i) The increase under Subparagraph (b), above, shall be subject to the following annual, non cumulative minimum and maximum percentage increases per year involved in the adjustment period:

                   Minimum yearly percentage increase:       3%

                   Maximum yearly percentage increase:       7%

         The "adjustment period" is defined as the period commencing with the month designated in SubParagraph (b) as the reference for determining the "denominator", and ending with the month preceding the month designated therein as the reference for determining the "numerator". Should the adjustment period include a partial year, the minimum and maximum percentages shall be prorated for that partial year by multiplying them by a fraction, the numerator of which shall be the number of full calendar months or major portion thereof contained in said partial year, and the denominator of which is twelve (12).

                    (ii) The new monthly Base Rent shall in no event be less than the rent in effect immediately preceding the rent adjustment.

         5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $73,260.00 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within fifteen (15) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in Paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

         6.      Use.

                 6.1 Use. The Premises shall be used and occupied only for warehousing, distribution, general office functions and other lawful uses, and shall be subject to all requirements of this Lease.

                 6.2  Compliance with Law.

                          (a) Lessor warrants to Lessee that the Premises, in the state existing on the Commencement Date (or, with respect to the Office Area, on the Office Area Early Commencement Date), but without regard to alterations by Lessee which are not constructed by the contractor pursuant to the Construction Agreement, or to the specific use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, statute, rule, regulation or ordinance in effect on the Commencement Date (or Office Area Early Commencement Date, as applicable). In the event that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within twenty-four months from the Commencement Date (or from the Office Area Early Commencement Date, as applicable), the correction of same shall be the obligation of Lessee at Lessee's sole cost.

                          (b) Except as provided in Paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center.

                 6.3  Conditions of Premises.

                          (a) Lessor shall deliver the Premises to Lessee clean and free of debris on the applicable commencement dates improved in accordance with the Construction Agreement and Lessor warrants to Lessee that the improvements in the Premises other than those portions constructed by Lessee (other than pursuant to the Construction Agreement) shall be in good operating condition on the applicable commencement dates. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within twelve (12) months after the Office Area Early Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder.

                          (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the applicable commencement dates or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants, easements or restrictions of record and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

                          (c) In the event Lessor holds a warranty covering any work of repair or maintenance Lessee is obligated to perform under this Lease, Lessor shall, at Lessee's cost, assign such warranty to Lessee to the extent necessary to allow Lessee to obtain the benefit of that warranty for that repair or maintenance. Effective upon any termination of this Lease, any warranty to the extent so assigned to Lessee is hereby reassigned by Lessee to Lessor.

         7.      Maintenance, Repairs, Alterations and Common Area Services.

                 7.1 Lessor's Obligations. Subject to the provisions of Paragraph 4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee's Obligations) 7.5, (Condition of Premises Upon Termination) and 9 (Damage or Destruction), and except for damage to the Premises, Building, or Common Areas (collectively and individually, "Lessee Caused Damage") caused by any negligent or intentional act or omission of Lessee, Lessee's, contractors, licensees, employees or agents (in which event Lessee shall repair the damage at Lessee's expense or pay Lessor as provided in Paragraph 7.1.1), Lessor, at Lessor's expense, shall keep in good condition and repair the Lessor Structural Elements and, subject to reimbursement pursuant to Paragraph 4.2, the parking lots, walkways, driveways, landscaping, fences, signs, utility installations and other aspects of the Common Areas and all parts thereof and shall paint the exterior walls when necessary as reasonably determined by Lessor to keep them in a sightly condition. Lessor shall not, however, be obligated to paint the interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises, or to maintain or repair anything required to be maintained by Lessee under Paragraph 7.2. Lessor shall have no obligation to make repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character or by any other cause beyond the reasonable control of Lessor.

                          7.1.1  Lessee Caused Damage.  If any Lessee Caused
Damage relates to the Lessor Structural Elements, Lessee shall pay Lessor within 10 days after demand the amount by which the cost of repair of any Lessee Caused Damage to be performed by Lessor exceeds the insurance proceeds received by Lessor with respect to the Lessee Caused Damage from coverage by insurance obtained by Lessor as part of Operating Expenses. If the cost of repair of any Lessee Caused Damage is covered by insurance Lessee is obligated to carry or is in fact carrying, the proceeds of that insurance shall be paid over to Lessor to the extent Lessee has not previously reimbursed Lessor for the cost of such repairs. Any other Lessee Caused Damage shall be repaired by Lessee at Lessee's cost, provided that Lessee shall be entitled to receive reimbursement for its costs of performing such repairs to the extent that the costs of any such repairs are not covered by insurance Lessee is obligated to carry or is in fact carrying and are covered by insurance obtained by Lessor as part of Operating Expenses and Lessor receives insurance proceeds with respect to such damage. Lessor agrees to make a claim for and make reasonable efforts to secure the insurance proceeds described in this Paragraph 7.1.1.

                 7.2  Lessee's Obligations.

                          (a)     Subject to the provisions of Paragraphs 6
         (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, the non-structural elements of foundations, exterior walls, interior bearing walls, and roof of the Premises, any plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract with a qualified licensed contractor), electrical and lighting facilities and equipment within the Premises, or that serves only the Premises wherever situated, fixtures, walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises.

                          (b)     If Lessee fails to perform Lessee's
         obligations under this Paragraph 7.2 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which case only such notice, if any, as shall be reasonable under the circumstances shall be required) perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten percent (10%) per annum shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment. Without limiting the foregoing, in the event Lessee fails to appropriately maintain the heating, ventilating and air conditioning system, Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects, Lessee shall reimburse Lessor upon demand for the cost thereof.

                          (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

                 7.3  Alterations and Additions.

                          (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises not exceeding $80,000 in cumulative costs during the term of this Lease or $20,000.00 as to any single project (collectively, the "Threshold Amounts"). In any event, whether or not in excess of either of the Threshold Amounts, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Industrial Center without Lessor's prior written consent. As used in this Paragraph 7.3 the term "Utility Installation" shall mean air lines, power panels, electrical distribution systems, space heaters, air conditioning, plumbing, and fencing. At the expiration or earlier termination of the term, Lessor may require that Lessee remove any alterations, improvements, additions or Utility Installations with respect to which Lessor's consent was not obtained (or with respect to which Lessor conditioned Lessor's consent on Lessee's agreement to remove the same if so required by Lessor) and restore the Premises and the Industrial Center to their prior condition; provided, however, that Lessor agrees that Lessee shall not be required to remove any of the Initial Improvements constructed in the Premises pursuant to the Construction Agreement attached hereto as Exhibit "C.". Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work; provided, however, that so long as Vans, Inc., a Delaware corporation ("Vans"), or a Lessee Affiliate (as defined in Paragraph 12.2) of Vans is the Lessee, Lessor shall not require a lien and completion bond unless the cost of the work for the particular project exceeds $100,000.00. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may, at any time during the term of the Lease, require that Lessee remove any or all of the same.

                          (b) Any alterations, improvements, additions, or Utility Installations made by Lessee during the term of this Lease shall be done in a good and workmanlike manner and of good and sufficient materials and, in the event that the nature of the applicable work is such that plans and specifications are prepared, Lessee shall, within thirty (30) days after completion of such alteration, improvements, addition or Utility Installation, provide Lessor with as-built plans and specifications for same. Notwithstanding anything contained in this Lease to the contrary, Paragraphs 7.3(d)(i)(bb) and (cc) shall apply to non-structural alterations, improvements, additions or Utility Installations not exceeding either of the Threshold Amounts in cost.

                          (c) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Industrial Center that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, if required, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

                          (d) For any additions, alterations, improvements, or Utility Installations requiring Lessor's prior written consent:

                    (i)           Lessee shall:

                          (aa) Request Lessor's approval in writing at least thirty (30) days prior to proposed construction.

                          (bb) Employ a California licensed architect, contractor and structural engineer in connection with the proposed construction, if the work is structural or, in the case of non-structural work, if the employment of such person is appropriate in connection with the work being performed and the cost of such work exceeds $20,000.00.

                          (cc) Be fully responsible for the acts of Lessee's consultants, employees, contractors, subcontractors, invitees and agents, and cause them to fully comply with any applicable terms of this Lease and documents referred to by this Lease and all applicable laws, rules and regulations.

                          (dd) If employment of that type of professional is required under clause (bb), enter into written agreements with an architect and general contractor. Copies of executed agreements will be forwarded to Lessor within five (5) days of execution.

                          (ee) Cause to be obtained an applicable building permit for any and all construction and modifications, and construct the additions and alterations and perform the construction work in accordance with all applicable laws, including without limitation the Americans With Disabilities Act.

                    (ii) Lessee's Architect (with respect to all alterations, improvements, additions or Utility Installations for which a professional architect's services (1) would typically be used by a prudent tenant doing comparable work or (2) are otherwise used by Lessee) shall:

                          (aa)  Be licensed by the State of California.

                          (bb) Design and specify within the parameters of the building work letter (if any) and approved building specifications (if any) or have received specific written exceptions from Lessor.

                          (cc) Secure Lessor's written approval before submitting plans to the general contractor for bidding or to governmental agencies for approval.

                          (dd) Secure Lessor's written approval of any changes or alternates to the plans recommended by the general contractor or required by governmental agencies.

                          (ee) Submit a copy of the final application for permit and issued permit to Lessor.

                          (ff) Incorporate the building standard details (if any) supplied by Lessor onto the drawings.

                          (gg) Submit final plans for Lessor's written approval prior to construction.

                          (hh) Be available for final inspection with Lessor at job completion.

                          (ii) Secure Lessor's written approval of details of any changes in specifications or finishes during construction.

                          (jj) Provide samples and specifications as required by Lessor.

                          (kk) Sign off on the as-built drawings as the Architect's certification that the improvements have, in fact, been built as per the Architect's design.

                   (iii)          Lessee's General Contractor and/or
Subcontractors Shall:

                          (aa)  Be licensed by the State of California.

                          (bb) Have substantial experience providing similar quality and quantity of improvements. Work history shall be provided to Lessor prior to being awarded contract.

                          (cc) Have a bonding capacity equal to or exceeding the valuation of the job.

                          (dd) Maintain in full force and effect, throughout the duration of its performance under the contract with the Lessee, a Worker's Compensation insurance policy and a Commercial General Liability insurance policy issued by a licensed insurer with liability coverage of not less than $1,000,000.00 for personal injury and $500,000.00 to cover property damage. The Commercial General Liability insurance policy shall include assumption of contractual liability. Certificates of insurance containing a thirty (30) day cancellation clause shall be furnished to Lessor prior to commencement of performance under the construction contract naming Lessor (Wohl Venture One, LLC) and its managing agent (currently Cushman & Wakefield of California, Inc.) as additional insureds.

                          (ee) Provide a construction schedule to Lessor prior to commencement of work.

                          (ff) Use reasonable efforts to require the General Contractor to warrant the General Contractor's work and that of the General Contractor's subcontractors, for a minimum of one (1) year.

                          (gg) Provide Lessor with as-built drawings of all improvements.

                            (iv) All approvals by Lessor, as herein provided for, shall not be unreasonably withheld and shall be given within ten (10) business days after submission of a request therefor or shall be deemed approved. All requests to be submitted to Lessor shall be submitted through Lessor's managing agent.

                          (e) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than ten (10) business days' notice prior to the commencement of any work in the Premises exceeding $10,000.00 in cumulative costs, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest to do so.

                          (f) All alterations, improvements, additions and Utility Installations, other than trade fixtures and personal property of Lessee, which may be made on or brought onto the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease term, unless Lessor requires their removal pursuant to Paragraph 7.3(a). Notwithstanding the provisions of this Paragraph 7.3(f), Lessee's machinery and equipment shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

                 7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

                 7.5 Condition of Premises Upon Termination; Additional Use Provisions.

                          7.5.1  Lessee shall maintain the Premises as provided
in Paragraph 7.2 and in accordance with the requirements of any covenants or restrictions as may from time to time be applicable to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices and any damage or deterioration shall not be deemed "ordinary wear and tear" if the same could have been prevented by good maintenance practice. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, subject to Lessor's obligations under Paragraph 7.1. Notwithstanding anything contained in the Lease to the contrary, Lessee shall make all repairs at Lessee's expense or pay Lessor, subject to reimbursement from insurance proceeds, as provided in Paragraph 7.1.1 with respect to any Lessee Caused Damage.

                          7.5.2  Notwithstanding anything to the contrary in
Paragraph 7.2 of this Lease, upon termination of this Lease, Lessee shall leave all plumbing, heating (including space heaters), air conditioning, electrical and mechanical systems, on the Premises and in good condition and operating order, ordinary wear and tear excepted, and Lessee shall upon demand pay to Lessor that portion of the cost to restore such items to good condition and operating order.

                          7.5.3  Notwithstanding anything to the contrary
contained in this Lease, the Premises shall not be used for the warehousing or distribution of hazardous or explosive products, substances or materials.

         8.      Insurance; Indemnity.

                 8.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgement brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises by the Lessee, the acts or omission of the Lessee, its agents, employees or any other contractors brought onto said Premises by the Lessee, or any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, except to the extent caused by the gross negligence or wilful misconduct of Lessor, its employees, and agents. Notwithstanding the foregoing, to the extent any damage or repair obligation of Lessee under this Paragraph 8.1 is covered by insurance obtained by Lessor as part of Operating Expenses, but is not covered by insurance obtained by Lessee, then Lessee shall be relieved of its indemnity obligation therefor up to the amount of the insurance proceeds which Lessor actually receives in connection therewith. Lessor agrees to make claims for and make reasonable efforts to obtain those proceeds. If any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend same at Lessee's expense by counsel reasonably satisfactory to Lessor (it being agreed that Lessor's good faith belief that a conflict of interest exists or may reasonably exist in the event that Lessor and Lessee are represented by the same counsel shall constitute reasonable grounds for Lessor's insistence on separate counsel). Such loss or damage shall include, but not be limited to, any injury or damage to Lessor's personnel (including death resulting anytime therefrom) on the Premises. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or Industrial Center. Lessee agrees that the obligations assumed herein shall survive the termination of this Lease.

                 8.2 Lessee hereby agrees to maintain in full force and effect at all times during the term of this Lease, at Lessee's own expense, for the protection of Lessee, Lessor and Lessor's property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers to Lessor which afford the following coverages:

                 (a)      Workers' Compensation with statutory limits.

                 (b) Employers' Liability insurance with the following minimum limits:

                 Bodily injury by disease per person            $1,000,000
                 Bodily injury by accident policy limit         $1,000,000
                 Bodily injury by disease policy limit          $1,000,000

                 (c) Property insurance on a special causes of loss insurance form covering any and all personal property of Lessee including but not limited to improvements, betterments, furniture, fixtures, Utility Installations, and equipment on the Premises in an amount not less than their full replacement cost, with a deductible not to exceed $10,000. Lessee shall use commercially reasonable efforts to obtain a waiver of subrogation.

                 (d) Commercial General Liability Insurance including Broad Form Property Damage and Contractual Liability with the following minimum limits:

                 General Aggregate                        $2,000,000
                 Products/Completed Operations Aggregate  $2,000,000
                 Each Occurrence                          $1,000,000
                 Personal & Advertising Injury            $1,000,000
                 Medical Payments                         $5,000 per person

                 (e) Umbrella/Excess Liability on a following form basis with the following minimum limits:

                 General Aggregate                      $10,000,000
                 Each Occurrence                        $10,000,000

         The limits of said insurance in this Paragraph 8.2 shall not, however, limit the liability of Lessee hereunder.

                 8.3  Lessor shall, at all times during the term of this Lease, maintain the following insurance:

                 (a) a policy or policies of all-risk property insurance, issued by and binding upon some solvent insurance company, insuring for the full replacement cost of the building on the Premises. Lessor shall not be obligated to insure, and shall not assume any liability or risk of loss for, any of Lessee's furniture, equipment, machinery, goods, supplies, utility installations, improvements, or alterations upon the Premises. This policy shall contain an agreed amount endorsement and be written with no coinsurance. Lessor may, but shall not be obligated to, obtain earthquake and flood insurance.

                 (b) Rent insurance on an all-risk basis in an amount equal to all that is called for under Paragraph 4 of this Lease (Base Rent and any additional rents payable under this Lease including tax and insurance costs) for a period of at least twelve (12) months commencing with the date of loss.

                 (c) Boiler and machinery insurance in an amount satisfactory to Lessor on a comprehensive coverage form.

                 8.4 The Lessee shall deliver to Lessor prior to taking possession of the Premises, and thereafter at least thirty (30) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "Best's Insurance Guide". Such Certificates with the exception of Worker's Compensation, shall name Lessor, its subsidiaries, directors, agents and employees, and its property manager as additional insureds and shall expressly provide that the interest of same herein shall not be affected by a breach by Lessee of any insurance policy provision for which such Certificates evidence coverage. Further, Lessee shall use commercially reasonable efforts to cause all Certificates to provide that no less than thirty (30) days prior written notice shall be given to Lessor in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

                 8.5 Lessor may secure and maintain, at Lessee's expense, increased amounts of insurance and other insurance coverage in such limits, as Lessor may require in its reasonable judgment to afford Lessor adequate protection consistent with the practices of institutional owners of comparable properties.

                 8.6 Lessor makes no representation that the limits of liability specified to be carried by Lessee under the term of this Lease are adequate to protect Lessee against Lessee's undertaking under this Paragraph 8 and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such additional insurance as Lessee deems adequate.

                 8.7 Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, personal property (building contents) within the building on the Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Premises or any additional improvements which Lessee may construct on the Premises, by reason of fire, the elements or any other cause which could be insured against under the terms of all risk property insurance policies, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this Paragraph, and to have the insurance policies properly endorsed if necessary to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph. Lessee also waives and releases Lessor, its agents, officers and employees of and from any and all rights of recovery, claim, action or cause of action for any loss or damage insured against under any other policies of insurance carried by Lessee.

                 8.8  Payment of Premium Increase.

                 (a) After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's Share of any increase in the property insurance premium for the Industrial Center specified by Lessor's insurance carrier as being caused by the use, acts or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee's occupancy which create an extraordinary or unusual risk.

                 (b) Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the specific nature of Lessee's occupancy or any act or omission of Lessee, rather than the general occupancy of the Premises.

                 8.9 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center. Notwithstanding anything in this Paragraph 8.9 to the contrary, but subject to Paragraph 8.7, nothing in this Lease shall limit Lessor's liability for injuries to natural persons or damage to property to the extent caused by the active negligence or willful misconduct of Lessor, its employees or agents.

         9.      Damage or Destruction.

                 9.1  Definitions.

                          (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

                          (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

                          (c) "Industrial Center Buildings" shall mean all of the buildings on the Industrial Center site.

                          (d)     "Industrial Center Buildings Total
         Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

                          (e)     "Insured Loss" shall mean damage or
         destruction which was caused by an event required to be covered by the insurance described in Paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                          (f) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

                 9.2      Premises Partial Damage; Premises Building Partial
                          Damage.

                          (a) Insured Loss: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage, then Lessor shall, at Lessor's expense, repair any damage to the Base Building (as defined in the Construction Agreement), other than tenant improvements, fixtures and Utility Installations constructed by Lessee, and Lessee shall, at Lessee's expense, repair all other damage to the Premises and to Lessee's fixtures, equipment, tenant improvements or Utility Installations, as soon as reasonably possible and this Lease shall continue in full force and effect.

                          (b) Uninsured Loss: Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage, unless it is Lessee Caused Damage (in which event Lessee shall make all repairs at Lessee's expense or pay Lessor, subject to reimbursement from insurance proceeds, as provided in Paragraph 7.1.1), which damage prevents Lessee from using the damaged portion of the Premises, Lessor may at Lessor's option, which shall be exercised within forty-five
         (45) days of the occurrence of such casualty, either (i) repair any damage to the Base Building, other than tenant improvements, fixtures and Utility Installations constructed by Lessee, as soon as reasonably possible at Lessor's expense, in which event Lessee shall, at Lessee's expense, repair all other damage to the Premises and to Lessee's fixtures, equipment, tenant improvements or Utility Installations as soon as reasonably possible, and in such event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. If Lessor does not give such termination notice within such forty-five (45) day period, Lessor shall be deemed to have elected not to rebuild. In the event Lessor elects to give such notice of Lessor's intention to cancel or terminate this Lease or fails to give such notice within such forty-five (45) days, Lessee shall have the right within twenty (20) days after the receipt of such notice (or expiration of such forty-five (45) days if Lessor fails to give such notice) to give written notice to Lessor of Lessee's intention to repair all of the damage (including any damage to the Base Building) at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 20-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

                 9.3 Premises Total Destruction; Industrial Center Buildings Total Destruction.

                          (a) Subject to the provisions of Paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Industrial Center Buildings Total Destruction, then Lessor may at Lessor's option, to be exercised within forty-five (45) days of the casualty, either (i) repair any damage to the Base Building, other than tenant improvements, fixtures and Utility Installations constructed by Lessee, as soon as reasonably possible at Lessor's expense, in which event Lessee shall, at Lessee's expense, repair all other damage to the Premises and to Lessee's fixtures, tenant improvements and Utility Installations as soon as reasonably possible, and in such event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within forty-five (45) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. If Lessor does not give such termination notice within such forty-five (45) day period, Lessor shall be deemed to have elected not to rebuild and the Lease shall be cancelled and terminated as of the occurrence of such damage.

                 9.4      Damage Near End of Term.

                          (a) Subject to Paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor or Lessee may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within 30 days after the date of occurrence of such damage.


                          (b) Notwithstanding Paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) business days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) business day period, Lessor shall, at Lessor's expense, repair any damage to the Base Building, other than tenant improvements, fixtures and Utility Installations constructed by Lessee, as soon as reasonably possible at Lessor's expense, in which event Lessee shall, at Lessee's expense, repair all other damage to the Premises and to Lessee's fixtures, equipment, tenant improvements or Utility Installations as soon as reasonably possible, and in such event this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) business day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) business day period by giving written notice to Lessee of Lessor's election to do so within ten (10) business days after the expiration of said twenty (20) business day period, notwithstanding any term or provision in the grant of option to the contrary.

                 9.5  Abatement of Rent; Lessee's Remedies.

                          (a) Subject to the provisions of Paragraph 51, in the event Lessor and/or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent, Operating Expenses and all other amounts payable to Lessor hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired; provided that if the damage, repair or restoration relates to Lessee Caused Damage, that abatement shall be given only to the extent Lessor receives proceeds from rent abatement insurance. Except for abatement of rent as provided above, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                          (b) If Lessor shall be obligated to repair or restore the Base Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within one hundred (100) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. In the event that Lessor shall be obligated to repair or restore the Base Building pursuant to Paragraph 9 of this Lease and shall not commence such repair or restoration within one hundred (100) days after such obligation shall accrue, the right of Lessee to terminate this Lease pursuant to this Paragraph 9.5(b) shall be the sole right and remedy of Lessee against Lessor, and Lessor shall have no other liability to Lessee, for damages, specific performance or otherwise, in connection with any such failure.

                          (c) If any repair or restoration that Lessor shall be obligated to or shall elect to undertake under the provisions of this Paragraph 9 is estimated by Lessor's architect to take more than 270 days from the event of damage to complete, either party at such party's election, may cancel and terminate this Lease by giving the other party written notice of the electing party's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice. Lessor agrees to cause its architect to provide its estimate of the time necessary to complete the repair or restoration within 60 days after the damage or destruction.

                          (d) If Lessor shall be obligated to repair or restore the Base Building under the provisions of this Paragraph 9 and shall not complete such repair or restoration within two years after the damage or destruction, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the Lessor's completion of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice. Lessee's right to terminate this Lease pursuant to this Paragraph 9.5(d) shall be the sole right and remedy of Lessee against Lessor, and Lessor shall have no other liability to Lessee for damages, specific performance or otherwise in connection with any such failure to complete such repair or restoration.

                 9.6 Termination -- Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor, Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

                 9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

         10.     Real Property Taxes.

                 10.1 Payment of Taxes. Lessor shall pay the real property tax, as defined in Paragraph 10.3, applicable to the Industrial Center subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of Paragraph 4.2, except as otherwise provided in Paragraph 10.2.

                 10.2 Additional Improvements. Lessee shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under Paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

                 10.3 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax" or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978 or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Industrial Center or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

                 10.4 Joint Assessment. If the Industrial Center is not separately assessed, Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, Lessor's reasonable determination thereof, in good faith, shall be conclusive.

                 10.5  Personal Property Taxes.

                          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the Shares attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

         11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Unless separate metering is not available from the applicable utility, all such utilities shall be separately metered with respect to the Building, and the installation of such separate meters shall be Lessor's obligation as part of the Base Building work. If any such services cannot be separately metered to the Premises at any time, Lessee shall pay, at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Industrial Center.

         12.     Assignment and Subletting.

                 12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Without limiting Paragraph 12.2 hereof, a sale or transfer of all or substantially all of the assets of Lessee shall be a transfer within this Paragraph 12. Lessor shall respond to Lessee's request for consent hereunder within ten (10) business days and any such assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a noncurable breach of this Lease without the need for notice to Lessee under Paragraph 13.1. If at any time or from time to time during the term of this Lease, Lessee desires to assign or sublet all or any part of Lessee's interest in this Lease or in the Premises, Lessee shall give prior written notice to Lessor setting forth the terms of the proposed assignment or subletting and the space so proposed to be assigned or sublet. Such assignment or sublease shall be subject to, without limitation, all the conditions in this Paragraph 12 and the following conditions:

                 (a) The assignment or sublease shall be on the terms set forth in the notice given to Lessor. Any subsequent changes or modifications will require Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                 (b) Lessee acknowledges that Lessor's agreement to lease these Premises to Lessee at the rent and terms stated herein is made in material reliance upon Lessor's evaluation of this particular Lessee's background, experience and ability, as well as the nature of the use of the Premises by this Lessee as set forth in Paragraph 6. In the event that Lessee shall request Lessor's written consent to assign or sublease the Premises as required in this Paragraph 12.1, then each such request for consent shall be accompanied by the following:

                    (i) Financial statements of the proposed assignee or sublessee;

                    (ii) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or sublessee; and

                   (iii) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by Lessee, the proposed assignee or sublessee.

                 (c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Lessor.

                 (d) No sublessee or assignee shall have a right further to sublet or assign except in accordance with all consent and other requirements of this Paragraph 12.

                 (e) 50% (after deduction of (i) reasonable real estate brokerage commission paid by Lessee and (ii) any actual out-of- pocket costs incurred by Lessee in connection with improvement allowances or tenant improvements provided to the sublessee or assignee) of any sums or other economic consideration received by Lessee as a result of such assignment or subletting (except rental or other payments received which are attributable to amortization of the cost of leasehold improvements other than building standard tenant improvements made to the assigned or sublet portion of the Premises by Lessor, and except, in the event that Lessee's interests in the Premises are assigned or sublet together with other assets of Lessee, for consideration which is attributable to assets of Lessee other than its interests in the Premises), whether denominated rentals under the assignment or sublease or otherwise which exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease) shall be payable to Lessor as additional rental under this Lease without affecting or reducing any other obligation of Lessee hereunder. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by Lessee exceeds the rent payable under this Lease, the rent payable under the Lease shall be prorated according to the square footage involved in order to reflect the rent applicable to the space sublet.

                 12.2 Lessee Affiliate. Notwithstanding the provisions of Paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation or other business entity which controls, is controlled by or is under common control with Lessee, or to any corporation or other business entity resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease, even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

                 12.3  Lessees Other Than Individuals.

                          (a) If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease.

                          (b) If Lessee is a corporation, unless Lessee is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer of a percentage of capital stock of Lessee which results in a change of controlling persons, or the sale or other transfer of substantially all of the capital stock or assets of Lessee, shall be deemed to be an assignment of this Lease.

                 12.4 Terms and Conditions of Assignment. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this Paragraph 12 of this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee, Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

                          12.5 Terms and Conditions Applicable to Subletting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

                          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may, subject to Paragraph 12.1(e) receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease, Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

                          (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is reasonably satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

                          (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

                          (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

                          (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

                          (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

                          (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

                          (h) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

                          (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                          (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

                          (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

                 12.6 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorney's and/or consultants' fees incurred in connection therewith, such attorney's fees not to exceed $500.00 for each such request.

         13.     Default Remedies.

                 13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

                          (a) (i) The vacating of the Premises by Lessee in the event that it results in an impairment or limitation on the insurance coverage for the Premises or any breach or default of any loan then encumbering the Premises; or (ii) the abandonment of the Premises by Lessee in the event Lessee is deemed to have abandoned the Premises pursuant to California Civil Code Section 1951.3.

                          (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten
         (10) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

                          (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

                          (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within one hundred twenty (120)
         days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within ninety (90) days. In the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

                          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, was materially false and that such financial statement was known by Lessee or the other parties who delivered it to be materially false at the time it was delivered.

                 13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) business days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such breach, Lessor may:

                          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and
         (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth of the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to ten percent (10%). The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b),
         (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code
         Section 1951.4) after Lessee's breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

                          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate allowed by law.

                          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

                 13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                 13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Rent, Operating Expenses or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph
4.1 or any other provision of this Lease to the contrary.

                 13.5 Notice Before Late Charge. Notwithstanding the provisions of Paragraph 13.4, the 5% late charge described in Paragraph 13.4 shall not be imposed with respect to the first late payment during the term of this Lease unless the applicable payment due from Lessee is not received by Lessor or Lessor's designee within ten (10) business days following written notice from Lessor that such payment was not received when due. Following the first such written notice from Lessor during the term of this Lease (and regardless of whether such payment is then received within such 10-business day period), a late charge will be imposed without notice (as set forth in Paragraph 13.4) for any subsequent payment due from Lessee during the term of this Lease which is not received within ten (10) business days of its due date.

         14. Condemnation. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Area designated as parking for the Industrial Center is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

         15.     Broker's Commissions.

         Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than those persons, if any, whose names are set forth at the end of this Paragraph 15) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party. Named brokers:

                 Lessor's Broker:    Cushman & Wakefield of California, Inc.
                                     and CB Commercial Real Estate Group, Inc.

                 Lessee's Broker:    CB Commercial Real Estate Group, Inc.

The commission payable to Lessor's Broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Lessor and Lessor's Broker. Lessor's Broker shall pay a portion of its commission to Lessee's Broker, if so provided in any agreement between Lessor's Broker and Lessee's Broker. Nothing in this Lease shall impose any obligation on Lessor or Lessee to pay a commission or fee to any party other than Lessor's Broker.

         16.     Estoppel Certificate.

                          (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party, ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and
         (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

                          (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that
         (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

                          (c) If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, so long as Lessee is a publicly traded company, Lessee shall be required to deliver only those financial statements of Lessee that are publicly available.

         17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee' interest in a ground lease of the Industrial Center, in the event of any transfer of such title or interest. So long as the applicable grantee assumes all of the obligations of Lessor hereunder arising from and after the effective date of the applicable transfer, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

         18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the Interest Rate (as defined below). Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee. As used herein, the term "Interest Rate" means the lesser of (a) a floating annual interest rate equal to three and one-half percent (3.5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month, or (b) the maximum rate permitted by applicable law. In the event that the Wall Street Journal fails to publish such a prime rate, the "prime rate" shall be the prime rate or reference rate quoted by a national bank having offices in California selected by Lessor in its sole discretion.

         20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

         21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

         22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

         23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

         Any notice given pursuant to this Lease shall be personally delivered, delivered by Federal Express or comparable overnight courier, providing written evidence of delivery, or delivered by U.S. registered or certified mail, return receipt requested, postage prepaid and sent to Lessor and Lessee at the following addresses:

LESSOR:

                          Wohl Venture One, LLC
                          c/o Wohl Property Group
                          2828 East Foothill Boulevard, Suite 201
                          Pasadena, California
                          Attn: Skip Wohl

                 With a copy by the same method to:

                          Cushman & Wakefield of California, Inc.
                          555 South Flower Street, Suite 4200
                          Los Angeles, California 90017-2413
                          Attn:  Mark Harryman

LESSEE:

         Prior to the Office Area Early Commencement Date:

                          Vans, Inc.
                          2095 Batavia
                          Orange, California 92665
                          Attn:  Craig E. Gosselin, Esquire

         After the Office Area Early Commencement Date:

                          Vans, Inc.
                          15700 "A" Shoemaker Avenue
                          Santa Fe Springs, California ________
                          Attn: Craig E. Gosselin, Esquire

         With a copy by the same method to:

                          Proskauer, Rose, Goetz & Mendelsohn, LLP
                          2121 Avenue of the Stars, Suite 2700
                          Los Angeles, California 90067-5010
                          Attn:  Kenneth Krug, Esquire

or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or (c) five business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid.

         24. Waivers. No waiver by Lessor or Lessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee or Lessor, as the case may be, of the same or any other provision. Lessor's or Lessee's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's or Lessee's, as the case may be, consent to or approval of any subsequent act by Lessor or Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         25. Recording. Lessee shall have the right to record a memorandum of this Lease, in form reasonably acceptable to Lessor, at Lessee's sole cost and expense.

         26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all of the provisions of this Lease pertaining to the obligations of Lessee, except that the monthly rent shall be 150% of the rent payable in the last month of the lease term but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

         27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         28. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and condition.

         29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

         30.     Subordination.

                          (a) This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease (subject in each case to any applicable cure periods), unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                          (b) So long as such documents are consistent with the nondisturbance requirements of Paragraph 30(a), above, Lessee agrees to execute any documents reasonably required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 30(b); provided, however, that this appointment of Lessor as Lessee's attorney-in-fact shall not be effective so long as Vans, or a Lessee Affiliate (as defined in Paragraph 12.2) of Vans is the Lessee under this Lease.

         31.     Attorneys Fees.

                 31.1 If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to its reasonable attorney's fees and such fees as may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default, or who defends such action, and substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment, or abandonment of the claim or defense by the other party.

                 31.2 The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

                 31.3 Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Lessor and Lessee agree that $350.00 is a reasonable sum per occurrence for legal services and costs per preparation and service of a notice of default and that Lessor may include $350.00 as additional rent due in each such notice of default as an amount that must be paid to cure said default.

         32. Lessor's Access. Upon reasonable prior notice to Lessee, Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting same, showing the same to prospective purchasers, lenders, or (during the last nine (9) months of the term of this Lease) lessees, and, with the prior consent of Lessee, making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. During any period that Vans, or a Lessee Affiliate (as defined in Paragraph 12.2) of Vans is the Lessee under this Lease and in occupancy of the Premises, Lessor agrees that it shall make reasonable efforts to avoid locating any "For Sale" sign on the Premises in immediate proximity to any signs identifying the Lessee so as to minimize any misimpressions that Vans, Inc. and not the Building is for sale. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

         33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

         34. Signs. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center. Lessor hereby approves of the signs described on Exhibit "E" attached hereto, which shall be installed, maintained and removed at Lessee's sole cost and expense.

         35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

         36. Consents. Except for Paragraphs 33, 34, 46 and 47 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld, conditioned or delayed.

         37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

         38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease and all easements, covenants, conditions and restrictions of record. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Property.

         39.     Options.

                 39.1 Definition. As used in this paragraph, the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Industrial Center or other property of Lessor or the right of first offer to lease other space within the Industrial Center or other property of Lessor; (3) the right or option to purchase the Premises or the

Industrial Center, or the right of first refusal to purchase the Premises or the Industrial Center, or the right of first offer to purchase the Premises or the Industrial Center, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchaser other property of Lessor.

                 39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee and the first person or entity to which Vans, or a Lessee Affiliate of Vans, assigns this Lease, provided, however, the Option may be exercised by or assigned to any Lessee Affiliate. The Options herein granted to Lessee are not assignable separate and apart from this Lease.

                 39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

                 39.4  Effect of Default on Options.

                 (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraphs 13.1(b) or 13.1(c) and continuing until the default alleged in said notice of default is cured, or (ii) at any time after an event of default described in Paragraphs 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee).

                 (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                 (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after notice from Lessor that such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in Paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in Paragraphs 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee).

                 39.5 First Option. Lessor hereby grants to Lessee the option to extend the term of this Lease for a five (5) year period commencing on the date the prior term expires (the "First Option Period") upon each and all of the following terms and conditions:

                 (a) Lessee gives to Lessor on a date which is prior to the date that the First Option Period would commence (if exercised) by at least six (6) and not more than twelve (12) months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                 (b) The provisions of Paragraph 39, including the provision relating to default of Lessee set forth in Paragraph 39.4, of this Lease are conditions of this option;

                 (c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

                 (d) Any prior Lessee that has not been expressly released from liability under this Lease, and any guarantor of the Lessee's performance hereunder, expressly reaffirms in writing the extension of their liability for the term of the option; and

                 (e) Subject to adjustment as provided in Paragraph 39.8, the monthly Base Rent for each month of the First Option Period shall be ninety-five percent (95%) of the Fair Market Rent (as defined below) of the Premises as of the commencement of the First Option Period, but in no event less than the monthly Base Rent scheduled to be paid during the month prior to the commencement of the First Option Period.

                 39.6 Second Option. Lessor hereby grants to Lessee the option to extend the term of this Lease for a five (5) year period commencing on the date the First Option Period expires (the "Second Option Period") upon each and all of the following terms and conditions:

                 (a) Lessee gives to Lessor on a date which is prior to the date that the Second Option Period would commence (if exercised) by at least six (6) and not more than twelve (12) months, a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

                 (b) The provisions of Paragraph 39, including the provision relating to default of Lessee set forth in Paragraph 39.4 of this Lease are conditions of this option;

                 (c) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

                 (d) Any prior Lessee that has not been expressly released from liability under this Lease, and any guarantor of the Lessee's performance hereunder, expressly reaffirms in writing the extension of their liability for thee term of the option; and

                 (e) Subject to adjustment as provided in Paragraph 39.8, the monthly Base Rent for each month of the option periods shall be ninety-five percent (95%) of the Fair Market Rent of the Premises as of the commencement of the Second Option Period, but in no event less than the monthly Base Rent scheduled to be paid during the month prior to the commencement of the Second Option Period.

                 39.7 Fair Market Rent.

                 (a) The term "Fair Market Rent" as used in this Lease is defined to mean the rent, including all escalations, at which tenants are leasing non-sublease, non-encumbered, non-equity space comparable in size and quality to the Premises for the Option Period as to which Fair Market Rent is being determined in the Mid Cities Area, giving appropriate consideration to the annual rental rates per square foot and the standard of measurement by which the square footage is measured and any free rent or tenant improvement allowances given in connection with those leases. In determining Fair Market Rent it shall be assumed that:

                    (i) The Premises are in good condition and repair (less reasonable wear and tear).

                    (ii) The Premises would be leased for the period of the option being exercised by a tenant with the credit standing of Lessee, as the same exists at that time.

                   (iii) The Premises would be leased on the same terms of this Lease insofar as the obligations for repair, maintenance, insurance and real estate taxes existed as of the expiration of the original term of this Lease.

                    (iv) No deduction shall be given nor consideration given to allowances for real estate brokerage commissions.

                    (v) The Premises will be used for its highest and best use.

                    (vi) The rent escalations in Paragraph 39.8 will be applicable.

                 (b) Determination By Lessor. Lessor shall initially determine the Fair Market Rent in each instance, and shall give Lessee notice (the "Market Rent Notice") of such determination and the basis on which such determination was made on or before the 90th day prior to the date on which such determination is to take effect, or as soon thereafter as is reasonably practicable.

                 (c) Disputes re Fair Market Rent. In the event that Lessee notifies Lessor in writing, on or before the 20th business day following any Market Rent Notice, that Lessee disagrees with the applicable determination, Lessor and Lessee shall negotiate in good faith to resolve such dispute within 10 business days thereafter (The 30th business day after any Market Rent Notice is referred to herein as the "Outside Agreement Date.") If not resolved by the Outside Agreement Date each party shall submit to the other its determination of Fair Market Rent and the dispute shall be submitted to arbitration in accordance with the following paragraph titled "Arbitration Procedures." Until any such dispute is resolved, any applicable payments due under this Lease shall correspond to Lessor's determination and, if Lessee's determination becomes the final determination, Lessor shall refund any overpayments to Lessee, within 5 business days following the final resolution of the dispute.

           (d)      Arbitration Procedures.

                    (i) Lessor and Lessee shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the 5-year period ending on the date of such appointment in the leasing of properties similar to the Premises in the surrounding area of Los Angeles County. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrators, taking into account the requirements of this subparagraph regarding the same. Each such arbitrator shall be appointed within 15 days after the Outside Agreement Date. Lessor and Lessee may not consult with either such arbitrator prior to resolution.

                    (ii) The two arbitrators so appointed shall within 15 days of the date of the appointment of the last appointed arbitrator, meet and attempt to reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rent, and shall notify Lessor and Lessee of their decision, if any.

                   (iii) If the two arbitrators are unable to reach a decision, the two arbitrators shall, within 30 days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a 3rd arbitrator who shall be a broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial 2 arbitrators.

                    (iv) The 3 arbitrators shall, within 30 days of the appointment of the 3rd arbitrator, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rent, and shall notify Lessor and Lessee thereof.

                    (v) The decision of the majority of the 3 arbitrators shall be binding upon Lessor and Lessee.

                    (vi) If either Lessor or Lessee fails to appoint an arbitrator within 15 days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

                   (vii) If the 2 arbitrators fail to agree upon and to appoint a 3rd arbitrator, then the appointment of the 3rd arbitrator shall be made by the President of the Los Angeles Chapter of the American Arbitration Association.

                   (viii) The cost of arbitration shall be paid by Lessor and Lessee equally.

                 (e) Adjustment for Tenant Improvement Allowance. If in determining Fair Market Rent the parties or the arbitrators, as applicable, determine that the economic terms of leases of comparable space include a tenant improvement allowance, Lessor may, at Lessor's sole option, elect to do the following:

                    (i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the improvements on the Premises; and

                    (ii) Reduce the Base Rent component of the Fair Market Rent to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Lessor has elected not to grant to Lessee (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Lessee).

                 39.8  Rent Escalations - Option Terms.

                 (a) On the first day of the 31st month of the term of each of the Option Periods, the monthly Base Rent payable under Paragraph 4 of the Lease as modified by Paragraph 39.5(e) and Paragraph 39.6(e), as applicable, shall be adjusted by the increase, if any, from the date the applicable Option Period commenced, in the C.P.I.

                 (b) The monthly Base Rent payable in accordance with Paragraph 39.8(a) above shall be calculated as follows: the base rent scheduled to be paid during the month prior to the month in which the adjustment is to occur, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month prior to the month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month prior to the month in which the applicable Option Period commences. The sum so calculated shall constitute the new monthly Base Rent hereunder, subject to Paragraph 39.8(e), below.

                 (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee within thirty (30) days after such notice. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this Paragraph 39.8.

                 (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to JAMS/Endispute in accordance with the then rules of said association and the decision of the Arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

                 (e) The adjustment(s) required by this Rent Escalation Paragraph shall be subject to the following additional agreements:

                             (i)           The increase under Paragraph
         39.8(b), above, shall be subject to the following annual, non-cumulative minimum and maximum percentage increases per year involved in the adjustment period:

                 Minimum yearly percentage increase:        3%

                 Maximum yearly percentage increase:        7%

                 The "adjustment period" is defined as the period commencing with the month designated in Paragraph 39.8(b), above, as the reference for determining the "denominator", and ending with the month preceding the month designated therein as the reference for determining the "numerator". Should the adjustment period include a partial year, the minimum and maximum percentages shall be prorated for that partial year by multiplying them by a fraction, the numerator of which shall be the number of full calendar months or major portion thereof contained in said partial year, and the denominator of which is twelve (12).

                            (ii) The new monthly Base Rent shall in no event be less than the rent scheduled to be paid immediately preceding the rent adjustment.

         40. Security Measures. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, with Lessee's consent, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in Paragraph 4.2(b).

         41. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned reasonable documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

         42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

         43. Authority. If Lessor or Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessor or Lessee is a corporation, trust or partnership, Lessor and Lessee shall each, if so requested by the other party in writing, within thirty (30) days after receipt of such request, deliver to the other party evidence of such authority reasonably satisfactory to such other party.

         44.     Cashiers Checks.

                 44.1 In the event that any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn on two or more occasions during any twelve (12) month period, then Lessor, at its option may require all future payments to be made by Lessee under this Lease to be made by Cashier's Checks.

         45.     Amendments to Lease.

                 45.1 At such times as a rental adjustment is made to this Lease by virtue of any provision of this Lease, the parties shall execute a written amendment to this Lease to reflect said change.

                 45.2 Lessee agrees to make any non-monetary modifications to this Lease that may be required by an institutional mortgagee of Lessor and that do not result in a material adverse change in Lessee's obligations, use or occupancy under this Lease.

         46.     Storage Tanks.

                 46.1  Notwithstanding anything to the contrary in Paragraph
7.3 hereof, Lessee shall not install storage tanks of any size or shape in the Premises, above or below ground, without the consent of the Lessor which can be withheld in Lessor's sole discretion. If Lessor elects to grant its consent, Lessor shall have the right to condition its consent upon Lessee agreeing to give to Lessor such assurances that Lessor, in its sole discretion, deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Premises as a result of the installation and/or use of such tank, including but not limited to the installation of a concrete encasement for said tank. Lessee shall comply at its expense with all applicable permit and/or registration requirements and repair any damage caused by the installation, maintenance or removal of such tank. Upon termination of the Lease, Lessee shall, at its sole cost and expense, remove any tank installed by or under the direction of Lessee from the Premises, remove and replace any contaminated soil or materials (and compact or treat the same as then required by law) and repair any damage or change to the Premises caused by said installation and/or removal. Nothing contained herein shall be construed to diminish or reduce Lessee's obligations under Paragraph 47.

                 46.2 Lessor shall have the right to employ experts and/or consultants, at Lessee's expense, to advise Lessor with respect to the installation, operation, monitoring, maintenance and removal and restoration of any such tank.

         47.     Hazardous Materials.

                 47.1     Lessee's Covenants Regarding Hazardous Materials.

                          (a) Lessor's Prior Consent. Notwithstanding anything contained in this Lease to the contrary, Lessee has not caused or permitted, and shall not cause or permit any "Hazardous Materials" (as defined in subparagraph (b) below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees, unless (1) such Hazardous Materials are reasonably necessary to Lessee's business and will be handled, used, kept, stored and disposed of in a manner which complies with all "Hazardous Materials Laws" (as defined in subparagraph (b) below); (2) Lessee will comply with such other rules or requirements as Lessor may from time to time impose, including without limitation that (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (3) notice of and a copy of the current material safety data sheet is provided to Lessor for each such Hazardous Material, and
         (4) Lessor shall have granted its prior written consent to the use of such Hazardous Materials.

                          (b) Compliance with Hazardous Materials Laws. As used herein, the term "Hazardous Materials" means any (1) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Premises or to persons on or about the Premises or
         (ii) cause the Premises to be in violation of any Hazardous Materials Laws (as hereinafter defined); (2) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (3) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resources Conservation Recovery Act, 42 U.S.C. Section 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
         Section  1251, et seq.; Sections 25115, 25117, 25122.7, 25140,
         25249.8, 25281, 25316 and 25501 of the California Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20; (4) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Premises or adjacent property; and (5) other chemical, materials or substance which may or could pose a hazard to the environment. As used here the term "Hazardous Materials Laws" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions. Lessee shall at all times and in all respects comply with all Hazardous Materials Laws.

                          (c) Hazardous Materials Removal. Upon expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, cause all Hazardous Materials brought on the Premises by Lessee or Lessee's agents, employees or invitees, with Lessor's consent to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. If Lessee or its employees, agents, or contractors violates the provisions of the foregoing two paragraphs, or if Lessee's acts, negligence, or business operations contaminate, or expand the scope of contamination of, the Leased

         Premises from such Hazardous Materials, then Lessee shall promptly, at Lessee's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Materials causing the violation on the Leased Premises or the underlying groundwater or the properties adjacent to the Leased Premises to the extent such contamination was caused by Lessee, in compliance with all applicable Hazardous Materials Laws. Lessee shall further repair any damage to the Leased Premises caused by the Hazardous Materials contamination. Lessee shall provide prior written notice to Lessor of such Remediation, and Lessee shall commence such Remediation no later than thirty (30) days after such notice to Lessor and diligently and continuously complete such Remediation. Such written notice shall also include Lessee's method, time and procedure for such Remediation and Lessor shall have the right to require reasonable changes in such method, time or procedure of the Remediation. Lessee shall not take any Remediation in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interests with respect thereto.

                          (d) Notices. Lessee shall immediately notify Lessor in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws with respect to the Premises;
         (ii) any claim, demand, or complaint made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (iii) any reports made to any governmental authority arising out of any Hazardous Materials on or removed from the Premises. Lessor shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Materials Laws.

                 47.2 Indemnification of Lessor. Lessee shall indemnify, protect, defend and forever hold Lessor harmless from any and all damages, losses, expenses, liabilities, obligations and costs arising out of any failure of Lessee to observe the foregoing covenants.

         48.     Lessor's Default.

                 Any damages or judgments arising out of Lessor's default of its obligations under this Lease shall be satisfied only out of Lessor's interest and estate in the Industrial Center, and Lessor shall have no personal liability beyond such interest and estate with respect to such damages or judgments.

         49.     Easements and Restrictions of Record

                 49.1 Lessee accepts the Premises and Industrial Center subject to the easements and covenants or restrictions of record.

                 49.2 Lessor and Lessee agree to cooperate and use their best efforts to participate in traffic management programs generally applicable to businesses located in the area which includes the Industrial Center and, initially, shall encourage and support van and car pooling by Lessee's employees to the fullest extent permitted by the requirements of Lessee's business. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

         50. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

         51. Rent Abatement. In the event that due to (a) Lessor's blocking of access to the Premises or (b) Lessor's failure to make repairs to the structural portions of the Building, Lessee is prevented from using and does not use a portion or portions of the Premises containing five or more of the loading dock doors in the Premises for more than 10 consecutive business days, then Base Rent, real estate taxes and Operating Expenses shall be abated commencing on the 11th consecutive business day Lessee is prevented from using and does not use such portion of the Premises for such time as Lessee continues to be so prevented from using, and does not use, such portion of the Premises in the following proportions: (i) if Lessee is prevented from using and does not use five of the loading dock doors, the proportion of abatement shall be 25%, and (ii) the proportion of abatement shall increase by 5% for each loading dock door in excess of five that Lessee is prevented from using and does not use for the applicable period of time as provided above. Nothing contained in this Paragraph shall be deemed or construed to defeat or diminish the ability of Lessor to recover upon any rental or other insurance maintained by Lessor with respect to the Building.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

LESSOR                                     LESSEE

WOHL VENTURE ONE, LLC, a                   VANS, INC., a Delaware corporation
Delaware limited liability company


By:      Wohl Property Group, Inc.,        By _________________________________
         a California corporation,
         its manager
                                           By _________________________________

         By:____________________
                   Emil H. Wohl            Executed on_________________________
                   President

                                                       SHEPPARD, MULLIN, RICHTER & HAMPTON
                                                             DOCUMENT HANDLING FORM
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Attorney:  James A. Lonergan                                          Attorney Billing #:  0111
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Extension:  4204     Location:  42S                  Client/File #:  EYG-58468
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Client Name:  PRUDENTIAL                                              Other Party:  WOHL VENTURE
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Document Title:  MULTI-TENANT LEASE
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